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EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
 LaserCard Corporation:

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-112172) and the Registration Statements on Form S-8 (Nos. 333-89473, 333-23091, 333-39493, 333-54018, 333-54026, 333-71548,
333-12840, 333-12841 and 333-113690) of our report dated April 28, 2003, except for Note 4, as to which the date is January 22, 2004, relating to the consolidated financial statements of Lasercard Corporation (formerly Drexler Technology Corporation) which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated April 28, 2003 relating to the financial statement schedule for Fiscal 2003 which appears in this Form 10-K.


/s/PricewaterhouseCoopers LLP
San Jose, California

June 14, 2005



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